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
                                                                                                    CONYERS DILL & PEARMAN
                                                          ================================================================
                                                          B E R M U D A    B A R R I S T E R S     &     A T T O R N E Y S

                                 3408 Two Exchange Square, 8 Connaugh1 Place  Central, Hong Kong
                                 Telephone: (852) 2524 7106 Facsimile: (852) 2845 9268 E-mail: info@cdp,bm

RESIDENT PARTNER:                BERMUDA RESIDENT PARTNERS:               C.F. Alexander Cooper        Lisa J. Marshall
Rosemarie P.Y. Chen              The Hon. C. T.M. Collis, OBE, J.P.       John C.R. Collis             Michael J. McCabe
ASSOCIATES:                      Nicholas B. Dill, J.P.                   Narinder K. Hargun           Robin J. Mayor
Lilian S.C. Woo                  Richard S.L. Pearman                     Nicholas G. Trollope         Graham B.R. Collis
David W.J. Astwood               John A. Ellison                          Donald H. Malcolm            Anthony D. Whaley
Christopher W.H. Bickley                                                  Alec R. Anderson             Nicholas P. Johnson

Our Ref.                                                                  Your Ref.
    CWHB/rn/15592-01                                                                             EXHIBIT 5.1

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                                                                9 December, 1996

AES China Generating Co. Ltd
3/F (w), Golden Bridge Plaza
No. 1 (A) Jianguomenwai Avenue
Beijing, 10020
People's Republic of China

Dear Sirs,

                      Re:  AES China Generating Co. Ltd.
        - Registration Statement on Form S-3 (Registration No. 333-5798)

         We have acted as special legal counsel in Bermuda to AES China Generating Co. Ltd (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-3 (Registration No. 333-5798) (the "Registration Statement"), relating to the proposed issue of Notes Due 2006 (the "Notes") in an aggregate principal amount not to exceed US$180,000,000 under an Indenture (the "Indenture") to be entered into by the Company and Bankers Trust Company, as Trustee.

         This opinion is being furnished to you in accordance with the requirements of Item 601(B)(5) of Regulation S-K under the Act.

         For the purposes of giving this opinion, we have examined the following documents:

         (i)     a copy of the Registration Statement;

         (ii) a copy of the prospectus (the "Prospectus") contained in the Registration Statement;

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AES China Generating Co. Ltd.
9 December, 1996
Page 2.



         (iii) the form of the Indenture (including the terms of the Notes included therein): and

         (iv) the form of the Underwriting Agreement to be entered into by the Company, as issuer and Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as underwriters (the "Underwriting Agreement");

         The Underwriting Agreement and the Indenture are collectively referred to as the "Documents".

         We have also reviewed the memorandum of association and the bye-laws of the Company and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinion set forth below.

         We have assumed:-

         (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

         (b) the accuracy and completeness of all factual representations and warranties made in the Documents and other documents reviewed by us;

         (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

         (d) that no party is aware of any improper purpose for the issue of the Notes;

         (e) that the Notes were issued to persons regarded as non resident in Bermuda for exchange control purposes;

         (f) that the Documents will be valid, binding and enforceable in accordance with their respective terms.

         (g) the validity under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement has been or will be duly filed with or declared effective by the SEC;
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AES China Generating Co. Ltd.
9 December, 1996
Page 3.



         The obligations of the Company under the Documents:

         (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors;

         (b) will be subject to statutory limitation of the time within which proceedings may be brought and the equitable principle of laches;

         (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; and

         (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.

         Payment by the Company of a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for the Notes or procuring or agreeing to procure subscriptions whether absolute or conditional for the Notes is lawful where the said commission is reasonable. We express no opinion on the reasonableness or otherwise of any commission payable pursuant to the issue of the Notes.

         We express no opinion on section 4.01 of the Indenture to the extent that it fetters a statutory power of the Company.

         The Prospectus must be filed with the Registrar of Companies in Bermuda under The Companies Act 1981 (as amended) before the offer of the Notes commences. Whenever any of the particulars in the Prospectus ceases in a material respect to be accurate supplementary particulars must also be issued and filed with the Registrar of Companies in Bermuda.

         The issue of the Notes will require the prior approval of the Bermuda Monetary Authority under the Exchange Control Act 1972 and the regulations promulgated thereunder.


         We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the law in effect on the date hereof in Bermuda. This opinion is issued solely for your benefit with respect to the matters

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AES China Generating Co. Ltd.
9 December, 1996
Page 4.


referred to herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter nor is it to be quoted or referred to in any document registered or filed with any governmental authority or public body without our prior express consent in writing save that this opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

         On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of Bermuda.

2. The Notes to be sold pursuant to the Registration Statement and the Prospectus have been duly authorized and, when executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         Yours faithfully,

         /s/ Conyers Dill & Pearman
         --------------------------
         CONYERS DILL & PEARMAN